Crowe Horwath LLP
Independent Member Crowe Horwath International

101 East Kennedy Boulevard, Suite 1250
Tampa, Florida 33602-5197
Tel 813.223.1316
Fax 813.229.5952
www.crowehorwath.com

April 15, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 (a) of Form 8-K/A of Nobility Homes, Inc. dated April 15, 2013 and are in agreement with those statements.

Crowe Horwath LLP Tampa, Florida

cc:	Robert Saltsman
Audit Committee Chairman
Nobility Homes, Inc.